EXHIBIT 10.1


                      SUPPLY AGREEMENT

     'This SUPPLY AGREEMENT ("Supply Agreement") made as of
this [11] day  of  August,  2000 ("Effective Date") by  and
between Commerce Investment Group, LLP, a limited liability
company with its principal executive offices  at  5804 East
Slauson Avenue, Commerce, California 90040 ("Commerce") and
Innovo  Group,  Inc.,  a  Delaware  corporation having  its
principal  executive  offices  at  1808  N. Cherry  Street,
Knoxville, TN 31917 ("Innovo") is  concurrently being  made
with   the  related  but  separate  DISTRIBUTION  AGREEMENT
("Distribution Agreement"), having the same effective date, by and between Innovo and Commerce.

                          RECITALS


     A. Innovo is, among other things, a seller of t-shirts, canvas and denim bags and other related products.

     B.   Commerce  and  Innovo  desire to enter  into this
          Supply    Agreement   concurrently    with    the
          Distribution   Agreement  between  Commerce   and
          Innovo, whereby Commerce   will   manufacture and
          supply products for Innovo under the terms and conditions set forth in this Supply Agreement and Commerce will distribute Innovo's products as set forth in the Distribution Agreement,both pursuant to an aggregate "Minimum Obligation" (as that term is defined below).

     C.   Commerce shall  be  entitled  to  subcontract its
          obligations  hereunder   to   Azteca   Production
          International,  Inc.,  a  California  corporation
          ("Azteca").   Azteca  is, among  other  things, a
          manufacturer of t-shirts, canvas and denim bags and other related products.

     NOW THEREFORE, and in consideration of the mutual promises, covenants, representations and good and valuable consideration set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. PRODUCTS, ORDERS AND PRICING

     1.1 Commerce shall supply to Innovo the Products described in Exhibit A attached hereto (the "Products"), during the Term of this Supply Agreement ("Manufacturing
Services"). The purchase price that Innovo will pay Azteca for each of the Products is also listed in Exhibit A, From time to time, Exhibit A may be revised to add Products upon written agreement of the parties.

     1.2 All of the Products to be manufactured hereunder shall be made in accordance with all applicable laws and regulations.

     1.3 Minimum Obligations Innovo agrees to purchase a "Minimum Obligation" of One Million Five Hundred Thousand
Dollars (US $1,500,000) worth of Manufacturing Services and
D&O Services (as defined in the Distribution Agreement) from Commerce at the execution of this Supply Agreement and One Million Five Hundred Thousand Dollars (US $1,500,000)
worth of Manufacturing Services and D&O Services within 90 calendar days of execution of this Supply Agreement.

     1.4 Placing of Subsequent Orders During the Term or any Renewal Term of this Supply Agreement, on a monthly basis, Innovo shall submit written purchase orders to Commerce clearly setting forth the Products to be purchased by Innovo and requested shipping dates for the ordered
Products.

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2. TERM AND TERMINATION

     2.1 Term The term of this Supply Agreement shall continue from the Effective Date for a period of two (2) years ("Term").

     2.2   Termination  This  Supply   Agreement  may   be
immediately terminated by either party upon (i) failure of the other party to comply with laws and regulations which materially affect such party's contracting rights or reputation and where such failure is not cured within thirty (30) days of receipt of written notice thereof; or
(ii) any material breach of this Supply Agreement by the other party which is not cured within thirty (30) days of receipt of written notice thereof.

     2.3  Renewal Term  This Agreement will automatically
renew  for consecutive two (2) year terms under the  same
terms and conditions  set  forth  herein ("Renewal Term")
unless terminated by either party upon delivering written
notice to the other party at least ninety (90) days prior
to the end of the  then existing term.   The Renewal Term
shall not  be  subject  to  Section 1.3  of  this  Supply
Agreement. The prices for Products shall be renegotiated in good faith by the parties hereto, based on increases in costs of raw materials and labor.

3.   DELIVERY Innovo shall provide Commerce with reasonable
lead  time  for all orders for purchase and Commerce  shall
timely  fulfill  all  orders for  purchases  received  from
Innovo   and   shall  deliver  the  Products   to   Apparel
Distribution   Services,  LLC  ("ADS")   or   wherever   so
instructed by Innovo according to a reasonable delivery schedule. The parties hereto shall in good faith negotiate such delivery schedule.

4. QUALITY CONTROL The quality of the Products, including, among other things, the technical specifications in manufacturing the products, shall meet the specifications and standards of both parties, which specifications and standards shall be reasonably based on the highest in the industry. The parties hereto shall determine such quality in good faith.

5. COMPENSATION TO COMMERCE FOR THE PRODUCTS 5.1

     5.1 Invoices


          5.1.1 Commerce shall invoice Innovo upon each shipment of goods made against an Innovo purchase order.
Payments by Innovo will be made directly to Commerce immediately upon receipt of such invoices.

          5.1.2 If Innovo fails to pay any fees or charges when due, Commerce may charge Innovo a late payment charge of one and one-half percent (1 1/2%) per month on the past due balance and cancel or delay any future shipment of the products.

     5.2  Form of Payment For The Services During The
Term Payment for the Products and Services set forth herein shall be paid to Commerce in the form of cash via check or wire transfer.

     5.3 SALE OF IRREGULAR AND SECOND QUALITY PRODUCTS Innovo and Commerce each shall use their marketing resources to sell Products characterized as irregulars and seconds ("Seconds"). Commerce shall not invoice Innovo for any Seconds. However, all proceeds from the sales of Seconds made by Innovo shall be remitted to Commerce.

6. RISK OF LOSS Commerce shall bear the risk of loss of, or damage to, the Products, until delivery in accordance with instructions from Innovo.

7. INSPECTION OF THE PRODUCTS Innovo and its representatives may, from time to time, upon reasonable notice and during regular
business hours, inspect the manufacture of           Products and
conduct related quality control. In connection therewith, Commerce shall provide reasonable assistance and access to Commerce's facilities, personnel and materials. Commerce shall comply with Innovo's reasonable quality and inspection procedures during production and after shipment.

8.   MUTUAL REPRESENTATIONS AND WARRANTIES

     8.1 Each party represents and warrants to the other that it has the right and authority to enter into this Supply Agreement and to perform all of its respective obligations and undertakings herein. Each party further represents and warrants to the other that (i) the rights and privileges granted or to be granted hereunder are and will at all times be free and clear of any liens, claims, charges or encumbrances; and (ii) neither party has done or omitted to do, nor will do or omit to do, any act or thing that would or might impair, encumber, or diminish the other party's full enjoyment of the rights and privileges granted and to be granted under this Supply Agreement.

     8.2 Each party represents and warrants that it is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized, is duly qualified and in good standing as a foreign corporation in every state in which the character of its business requires such qualifications, and has the power to own its property, and to carry on its business as now being conducted.

9.   CONFIDENTIAL INFORMATION

     9.1 Each party acknowledges and agrees that it may have access to information, including, but not limited to, intellectual property, trade secrets, business information, ideas and expressions, which are proprietary to and/or embody the substantial creative efforts of the other party ("Confidential Information"). The parties agree that Confidential Information will remain the sole and exclusive property of the disclosing party ("Disclosing Party"), and the receiving party ("Receiving Party") agrees to maintain and preserve the confidentiality of such information, including, but without limitation, taking such steps to protect and preserve the confidentiality of the Confidential Information as it takes to preserve and protect the confidentiality of its own confidential information. All materials and information disclosed by either party to the other will be presumed to be Confidential Information and will be so regarded by the Receiving Party unless, the Receiving Party can prove that the materials or information are not Confidential Information. For the purposes of this section:

     9.2  The parties agree that the Confidential
Information will be disclosed for use by the Receiving
Party only for the limited and sole purpose of carrying out the terms of this Supply Agreement.

     9.3 The Receiving Party agrees not to disclose or permit any other person or entity access to the Confidential Information, except that such disclosure will be permitted to an employee, agent, representative or independent contractor of the Receiving Party requiring access to the same.

     9.4 The Receiving Party agrees (i) not to alter or remove any identification of any copyright, trademark or other proprietary rights notice which indicates the ownership of any part of the Confidential Information, and (ii) to notify the Disclosing Party of the circumstances surrounding any possession, use or knowledge of the Confidential Information by any person or entity other than those authorized by this Supply Agreement.

     9.5 Confidential Information will exclude any information that (i) has been or is obtained by the Receiving Party from a source independent of the Disclosing
Party and not receiving such information from the Disclosing Party, (ii) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Disclosing Party or its personnel, or
(iii) is independently developed by the Receiving Party without reliance in any way on the Confidential Information provided by the Disclosing Party, or (iv) the Receiving
Party is required to disclose under judicial order, regulatory requirement, or statutory requirement, provided that the Receiving Party provides written notice and an opportunity for the Disclosing Party to take any available protective action prior to such disclosure.

10.  NONSOLICITATION

     10.1 Commerce hereby agrees with the Company that during the term of each of this Supply Agreement and the Distribution Agreement and for a period of two years thereafter, it will not influence or attempt to influence, directly or indirectly, customers of the Company or any of its subsidiaries who are purchasing products similar in nature to those being supplied and distributed pursuant to this Supply Agreement and the Distribution Agreement, to direct their business from the Company to any individual, partnership, corporation or other entity.

11.  INDEMNIFICATION

     11.1 Commerce's Indemnification   Commerce hereby
agrees to indemnify, defend, and hold Innovo harmless from any claims, losses, liabilities, causes of action and costs
(including reasonable attorneys' fees) arising from, or on account of, or related to any breach by Commerce of its obligations, representations and warranties hereunder.

     11.2 Innovo's Indemnification   Innovo hereby agrees
to indemnify, defend, and hold Commerce harmless from any claims, losses, liabilities, causes of action and costs
(including reasonable attorneys' fees) arising from, or on account of, or related to any breach by Commerce of its obligations, representations and warranties hereunder.

12.  GENERAL

     12.1 Governing Law This Supply Agreement shall be interpreted in accordance with the laws of the State of
California, without regard to the conflicts of laws principles thereof. The parties agree that jurisdiction over and venue in any legal proceeding arising out of or relating to this Supply Agreement will exclusively be in the state or federal courts located in California.

     12.2 Entire Agreement This Supply Agreement, including the Exhibits attached hereto, constitutes the entire agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of the agreement will be valid unless in writing and signed by an authorized representative of each party.

     12.3 Assignment   This Supply Agreement may not be
assigned by Innovo to any other person, firm, or entity without the express written approval of Commerce and any attempt at assignment in violation of this section will be null and void. With the exception of assignments to subsidiaries, affiliates and related parties, Commerce may not assign this Supply Agreement to any other person,firm, or entity without the express written approval of Innovo.

     12.4 Notices All legal notices required or permitted hereunder will be given in writing addressed to the respective parties as set forth below and will either be
(i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, or (iii) transmitted by nationally recognized private express courier, and will be deemed to have been given on the date of receipt if delivered personally, or three (3) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection.
The addresses for the parties are as follows:

          Commerce Investment           Innovo Group, Inc.:
          Group, LLC:
          5804 E. Slauson Ave.          1808 N. Cherry Street
          Commerce, CA 90040            Knoxville, TN 31917
          Attn: Deborah Greaves, Esq.   Attn: Jay Furrow

     12.5 Rights to. Injunctive Relief Both parties acknowledge that remedies at law may be inadequate to provide full compensation in the event of a material breach relating to either party's obligations, representations, and warranties hereunder, and the non-breaching party will therefore be entitled to seek injunctive relief in the event of any such material breach.

     12.6 Force Majeure No party will be liable for, or will be considered to be in breach of or default under this Supply Agreement on account of, any delay or failure to perform as required by this Supply Agreement as a result of any causes or conditions that are beyond such party's reasonable control (such as war, riot, insurrection, rebellion, strike, lockout, unavoidable casualty, or damage to personnel, material or equipment, fire, flood, storm, earthquake, tornado, or any act of God) and that such party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected parry will give prompt written notice to the other party and will use commercially reasonable efforts to minimize the impact of the event. However, if a force majeure event prevents a party's' performance of a material covenant set forth herein, the other parry can immediately terminate this Supply Agreement.

     12.7 Waiver The waiver, express or implied, by either party of any breach of this Supply Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

     12.8 Headings The headings to the Sections and Exhibits of this Supply Agreement are included merely for convenience of reference and will not affect the meaning of the language included therein.

     12.9 Independent Contractors The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Supply Agreement will be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

     12.10 Severability In the event any provision of this Supply Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be reformed only to the extent necessary to make it enforceable, and the other provisions of this Supply Agreement will, remain in full force and effect,

     12.11 Counterparts This Supply Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile copy of this Supply Agreement, including the signature pages hereto, will be deemed to be an original. notwithstanding the foregoing, the parties will deliver original execution copies of this Supply Agreement to one another as soon as practicable following execution thereof,

     12.12 Cooperation in Drafting All parties have cooperated in the drafting and preparation of this Supply
Agreement, and it will not be construed more favorably for or against any party.


     12.13 Attorney's Fees Should wither party hereto initiate a legal or administrative action or arbitration proceeding (an "Action") to enforce any of the terms or conditions of this Supply Agreement, the prevailing partly (as determined by the court, arbitrator or other fact-finder) will be entitled to recover from the losing party all reasonable costs of the Action, including without limitation attorneys' fees and costs.

IN WITNESS WEREOF, the parties have executed this Supply
Agreement as of the Effective Date.

                         COMMERCE INVESTMENT GROUP, LLC

                         By:     /s/ Deborah Greaves
                                 -------------------
                         Name:   Deborah Greaves
                         Title:  Exec. V.P. & General Counsel


                         INNOVO GROUP, INC.

                         By:     /s/ Samuel Joseph Furrow, Jr.
                                 -----------------------------
                         Name:   Samuel Joseph Furrow, Jr.
                         Title:     COO